Exhibit 99.1

Vida Introduces Outcome-Based Billing for AI Agents

New Pricing Model Charges Businesses for Results, Not Usage

AUSTIN, Texas — October 5, 2026 — Vida Global Inc. (NYSE American: VIDA), an AI agent operating system for businesses, today introduced outcome-based billing for digital employees, a new pricing model that charges customers for verified results rather than usage.

With outcome-based billing, businesses determine what success looks like for each digital employee, whether that’s qualifying a lead, completing a warm transfer, handling onboarding, or winning back a lost customer. The pay-per-performance approach ties billing directly to those results, with Vida tracking each outcome through flexible outcomes, metrics, and KPIs.

“AI agents are taking on real jobs inside businesses, but most are still priced like traditional software,” said Lyle Pratt, Founder and CEO of Vida. “When you hire someone to do a job, what matters is whether the work gets done. We think businesses should have that same choice with their digital employees. Outcome-based billing gives them a simple way to define what success looks like and pay for it when it happens.”

Offered alongside Vida’s traditional usage-based billing, outcome-based billing gives customers greater flexibility to choose the pricing structure that best fits their use of digital employees. Initially available for performance marketing, insurance, and other lead-driven industries, the model is designed for use cases with clearly defined results.

Outcome measurement is built into Vida’s platform across pricing models, giving businesses visibility into how their employees are performing, whether they choose outcome-based or usage-based billing.

To learn more about Vida’s AI agent operating system, visit vida.io.

About Vida

Vida is an AI agent operating system that enables businesses to build, deploy, and manage AI agents capable of running business operations and communications. The platform is model-agnostic, orchestrating across Vida’s proprietary technology and leading large language models and AI systems to deliver intelligent, full-stack agents across industries. Vida serves direct enterprise customers and a global network of resellers, agencies, and partners. For more information, visit vida.io.

Forward-Looking Statements

All statements in this press release other than statements of historical fact could be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are often identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” or similar expressions. Forward-looking statements may include, but are not limited to, (i) the expected benefits of Vida’s outcome-based billing model, (ii) potential adoption of Vida’s platform and pricing models by customers, (iii) potential customer deployments and revenue opportunities, and (iv) the capabilities, performance, and market adoption of Vida’s platform. These statements are based on current expectations and assumptions and are subject to risks, uncertainties and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. These risks and other factors include the risks described in reports Vida files from time to time with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements. Except as required by law, Vida undertakes no obligation, and does not intend, to update these forward-looking statements.

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Media contact:

Illume PR for Vida

vida@illumepr.com